NPC International, Inc. Reports Fourth Quarter and Full Year 2012 Results

Overland Park, Kansas, (March 8, 2013) - NPC International, Inc. (the “Company”), today reported results for its fourth fiscal quarter and year ended December 25, 2012.

FOURTH QUARTER HIGHLIGHTS:

•	Comparable store sales decreased 4.0% rolling over an increase of +9.7% last year.
•	Adjusted EBITDA (reconciliation attached) of $32.8MM was $2.8MM or 9% greater than last year.
•	Adjusted EBITDA margins expanded 90 basis points over last year.
•	Net income was $0.6MM compared to a loss of $13.4MM last year.

YEAR-TO-DATE RESULTS:

•	Comparable store sales increased +1.9% rolling over an increase of +0.4% last year.
•	Adjusted EBITDA (reconciliation attached) of $132.5MM was $23.9MM or 22% greater than last year.
•	Adjusted EBITDA margins expanded 160 basis points over last year.
•	Cash balances increased $13.5MM from our opening balance sheet, despite investing $19.4MM in the acquisition of 36 units and $9.2MM in two refinancing transactions.
•	Net income of $15.0MM was $10.3MM higher than last year.
•
Our leverage ratio was 3.75X Consolidated EBITDA, net of allowable cash balances of $22.5MM (as defined in our Credit Agreement), compared to pro-forma leverage of 4.85X at the closing of the transaction on December 28, 2011.

NPC’s President and CEO Jim Schwartz said, “We are pleased to report a 22% increase in our annual Adjusted EBITDA on the strength of continued margin expansion.  Restaurant level margins continued to benefit from the margin management initiatives, lower commodity costs, and lower labor costs.

We generated an increase in annual comparable store sales of 1.9% compared to an increase of 0.4% in the prior year.  This increase was achieved despite soft fourth quarter comparable store sales performance of (4.0)%, which was due in large part to rolling over robust prior year comparable store sales of 9.7%.

We remain pleased with our Delco Lite growth initiative, which resulted in 18 Delco Lite openings during the fourth quarter and 45 units for fiscal 2012.  The Delco Lite openings continue to deliver results that are in line with our return expectations and as a result, we plan to open an additional 40 Delco Lites in fiscal 2013.

Fiscal 2012 was truly a step-change year for NPC as we de-levered the business by over one full turn of EBITDA on the strength of substantial margin expansion and healthy comparable store sales growth while significantly expanding the Delco Lite footprint.  We look forward to fiscal 2013 with a focus on world-class operations, organic top line growth, and high return investments.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent", formerly NPC Acquisition Holdings, LLC), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-K for the fiscal year ended December 25, 2012 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s Fourth quarter earnings conference call will be held Monday, March 11, 2013 at 9:00 am CT (10:00 ET). You can access this call by dialing 866-203-2528.  The international number is 617-213-8847. The access code for the call is 39372708.

For those unable to participate live, a replay of the call will be available until March 18, 2013 by dialing 888-286-8010 or by dialing international at 617-801-6888.  The access code for the replay is 39151467.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,227 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-K which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in Parent’s and NPC’s filings with the Securities and Exchange Commission, including Parent's and NPC’s Post Effective Amendment No. 1 to Form S-4 Registration Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	Dec. 25, 2012		Dec. 27, 2011

Net product sales (1)	$246,570	100.0%	$242,253	100.0%
Fees and other income (2)	12,145	4.9%	11,118	4.6%
Total sales	258,715	104.9%	253,371	104.6%
Comparable store sales (net product sales only)	-4.0%		9.7%

Cost of sales (3)	72,046	29.2%	75,043	31.0%
Direct labor (4)	70,180	28.5%	69,918	28.9%
Other restaurant operating expenses (5)	77,631	31.5%	73,900	30.5%
General and administrative expenses (6)	14,583	5.9%	21,229	8.8%
Corporate depreciation and amortization of intangibles	4,673	1.9%	2,830	1.2%
Transaction costs (7)	15	0.0%	25,797	10.6%
Other	(372)	-0.2%	288	0.1%
Total costs and expenses	238,756	96.8%	269,005	111.1%
Operating income	19,959	8.1%	(15,634)	-6.5%
Interest expense (8)	10,894	4.4%	6,126	2.5%
Loss on debt extinguishment (9)	9,083	3.7%	-	0.0%
Income before income taxes	(18)	0.0%	(21,760)	-9.0%
Income tax benefit	(666)	-0.3%	(8,341)	-3.5%

Net income	$648	0.3%	$(13,419)	-5.5%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$11,960		$6,012
Cash Rent Expense	$13,072		$12,569

(1)	Net product sales increased 1.8% due to a 6.1% increase in equivalent units partially offset by a 4.0% decline in comparable store sales.
(2)	Fees and other income increased 9.2% due to higher delivery charge income from customer delivery charge increases and an increase in equivalent delivery units.
(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to savings from the margin management initiative and lower commodity costs.
(4)	Direct labor, as a percentage of net product sales, decreased largely due to lower workers compensation expense.
(5)
Other restaurant operating expenses, as a percentage of net product sales, increased largely due to increased depreciation expense and higher delivery driver reimbursement expense, partially offset by the benefit of the 2012 development incentives from Pizza Hut, Inc., lower advertising expenses, and lower restaurant manager bonuses.

(6)
General and administrative expenses decreased largely due to litigation expenses incurred in 2011, which was partially offset in 2012 by higher incentive compensation and salaries expense, increased credit card transaction fees and costs associated with our enterprise resource planning system implementation.

(7)	Transaction costs incurred in fiscal 2011 in connection with the sale of the Company to Olympus Growth Fund V, LP on December 28, 2011.
(8)	Interest expense increased primarily due to higher average debt levels and interest rates as a result of the acquisition of our Company by Olympus Partners.
(9)	Loss on debt extinguishment related to the second refinancing of the Company’s Senior Secured Credit Facility occurring during the fourth quarter.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	52 Weeks Ended
	Dec. 25, 2012		Dec. 27, 2011

Net product sales (1)	$999,718	100.0%	$937,980	100.0%
Fees and other income (2)	49,205	4.9%	42,993	4.6%
Total sales	1,048,923	104.9%	980,973	104.6%
Comparable store sales (net product sales only)	1.9%		0.4%

Cost of sales (3)	288,706	28.9%	284,291	30.3%
Direct labor (4)	290,639	29.1%	274,216	29.2%
Other restaurant operating expenses (5)	315,664	31.6%	295,990	31.6%
General and administrative expenses (6)	57,741	5.8%	60,649	6.5%
Corporate depreciation and amortization of intangibles	17,796	1.7%	11,808	1.3%
Transaction costs (7)	605	0.1%	26,588	2.8%
Other	(453)	-0.1%	1,027	0.1%
Total costs and expenses	970,698	97.1%	954,569	101.8%
Operating income	78,225	7.8%	26,404	2.8%
Other expense:
Interest expense (8)	46,691	4.7%	25,201	2.7%
Loss on debt extinguishment (9)	14,227	1.4%	-	0.0%
Income before income taxes	17,307	1.7%	1,203	0.1%
Income tax expense (benefit)	2,287	0.2%	(3,503)	-0.4%

Net income	$15,020	1.5%	$4,706	0.5%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$40,464		$23,775
Cash Rent Expense	$51,929		$50,423

(1)	Net product sales increased 6.6% due to a 1.9% increase in comparable store sales and a 4.7% increase in equivalent units.
(2)	Fees and other income increased 14.4% due to higher delivery charge income from customer delivery charge increases, an increase in equivalent delivery units, and increased delivery transactions.
(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to savings from the margin management initiative and lower commodity costs.
(4)	Direct labor, as a percentage of net product sales, decreased largely due to a reduction in workers compensation expense.
(5)
Other restaurant operating expenses, as a percentage of net product sales, was flat with the prior year largely due to the sales leveraging effect on fixed and semi-fixed costs, primarily occupancy costs, the benefit of the 2012 development incentives from Pizza Hut, Inc., and lower advertising expenses offset by increased depreciation, increased delivery driver reimbursement expense and higher restaurant manager bonus expense.

(6)
General and administrative expenses decreased largely due to litigation expenses incurred in 2011 offset by higher incentive compensation and salaries expense, increased credit card transaction fees and costs associated with our enterprise resource planning system implementation for 2012.

(7)	Transaction costs incurred in fiscal 2011 in connection with the sale of the Company to Olympus Growth Fund V, LP on December 28, 2011.
(8)	Interest expense increased primarily due to higher average debt levels and interest rates as a result of the acquisition of our Company by Olympus Partners.
(9)	Loss on debt extinguishment related to the two refinancings completed on the Company’s Senior Secured Credit Facility during 2012.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-K filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 25, 2012	December 27, 2011
Assets
Current assets:
Cash and cash equivalents	$25,493	$78,394
Other current assets	43,293	35,105
Total current assets	68,786	113,499

Facilities and equipment, net	143,625	131,744
Franchise rights, net	622,634	390,110
Other noncurrent assets	334,737	213,375
Total assets	$1,169,782	$848,728
Liabilities and Stockholders' Equity
Current liabilities:
Other current liabilities	$89,743	$102,852
Current portion of debt	-	13,540
Total current liabilities	89,743	116,392

Long-term debt, less current portion	558,125	359,160
Other noncurrent liabilities	286,443	171,716
Total liabilities	934,311	647,268
Stockholders' equity	235,471	201,460
Total liabilities and stockholders' equity	$1,169,782	$848,728

NPC INTERNATIONAL, INC.
 Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	52 Weeks Ended
	Dec. 25, 2012	Dec. 27, 2011
Operating activities
Net income	$15,020	$4,706
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	56,309	45,049
Amortization of debt issuance costs	4,057	2,537
Deferred income taxes	2,796	(8,421)
Loss on debt extinguishment	14,227	-
Debt extinguishment costs	(3,686)	-
Stock based compensation	-	13,225
Other	(307)	1,026
Changes in assets and liabilities, excluding acquisitions:
Assets	(3,269)	(2,285)
Liabilities	(14,729)	30,364
Net cash provided by operating activities	70,418	86,201
Investing activities
Capital expenditures	(40,464)	(23,775)
Purchase of the stock of the Company	(431,540)	-
Purchase of business assets, net of cash acquired	(19,371)	-
Proceeds from sale or disposition of assets	240	993
Net cash used in investing activities	(491,135)	(22,782)
Financing activities
Payments on term bank facilities	(6,875)	(29,670)
Borrowings under revolving credit facility	14,900	-
Payments under revolving credit facility	(14,900)	-
Proceeds from equity contribution, net of costs of $18,735	216,635	-
Retirement of predecessor entity debt	(372,700)	-
Issuance of debt	565,000	-
Debt issuance costs	(34,614)	-
Interest rate derivative	(636)	-
Proceeds from sale-leaseback transactions	1,006	486
Net cash provided by (used in) financing activities	367,816	(29,184)
Net change in cash and cash equivalents	(52,901)	34,235
Beginning cash and cash equivalents	78,394	44,159
Ending cash and cash equivalents	$25,493	$78,394

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	Dec. 25, 2012	Dec. 27, 2011	Dec. 25, 2012	Dec. 27, 2011
Adjusted EBITDA:
Net income	$648	$(13,419)	$15,020	$4,706
Adjustments:
Interest expense	10,894	6,126	46,691	25,201
Income tax (benefit) expense	(666)	(8,341)	2,287	(3,503)
Depreciation and amortization	14,655	11,058	56,309	45,049
Loss on debt extinguishment	9,083	-	14,227	-
Transaction costs	15	25,797	605	26,588
Litigation expense	-	8,000	-	8,000
Net facility impairment charges	171	550	256	1,260
Development incentives	(1,520)	-	(3,600)	-
Pre-opening expenses and other	(508)	256	663	1,311
Adjusted EBITDA (1)	$32,772	$30,027	$132,458	$108,612
Adjusted EBITDA Margin(2)	13.3%	12.4%	13.2%	11.6%

Free Cash Flow:
Net cash provided by operating activities	$13,584	$17,772	$70,418	$86,201
Adjustments:
Predecessor transaction expenses	-	-	16,087	-
Capital expenditures	(11,960)	(6,012)	(40,464)	(23,775)
Free Cash Flow (3)	$1,624	$11,760	$46,041	$62,426

Unit Count Activity

	52 Weeks Ended
	Dec. 25, 2012	Dec. 27, 2011

Beginning of period	1,151	1,136
Acquired	36	-
Developed	49	22
Closed	(9)	(7)
End of period	1,227	1,151

Equivalent units(4)	1,192	1,138

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, and pre-opening expenses, further adjusted to exclude unusual litigation expenses (before indemnification offset), unusual gains and losses, the development incentives from Pizza Hut, Inc. and other one-time vendor rebates, the loss on debt extinguishment relating to the refinancing of the Company’s indebtedness and expenses related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates (“Olympus”). The Company incurred substantial transaction costs in 2011 in connection with the sale of the Company to Olympus on the first day of fiscal 2012 and had substantial interest expense relating to the financing of the acquisition of the Company in 2011 and substantial depreciation and amortization expense relating to the acquisition of the Company in 2011 and to the Company’s acquisition of units in recent years.  Management believes that the elimination of the above items gives management and investors useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
 (4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.
Contact:  Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213